UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2019

IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, NY 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC QX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement with Chief Executive Officer

On July 29, 2019, IEH entered into an employment agreement with David Offerman, its Chief Executive Officer and President. The employment agreement with Mr. Offerman is effective as of July 29, 2019 and will expire on December 31, 2024. The following is a summary of the terms of the employment agreement with Mr. Offerman, which summary is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Offerman serves as the Chief Executive Officer and President of IEH Corporation. and as a member of its board of directors. Under the employment agreement, Mr. Offerman will receive a base salary of $395,000 per annum and be eligible to receive an annual bonus of up to 100% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Compensation Committee of the board of directors (the “Committee”).

He will also be eligible to receive additional option grants to the Company’s 2011 Equity Incentive Plan as follows: 225,000 additional options to purchase 225,000 shares of the Company’s common stock at an exercise price of $20.00 per common share for the fiscal year ended March 29, 2019, provided that one-third (75,000 shares) shall vest immediately, 75,000 shares will vest on July 29, 2020, and 75,000 shares will vest on July 29, 2021.

During the term of the agreement, he shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the board of directors.

In the event of the termination of Mr. Offerman’s employment by us without “cause” or by him for “good reason”, as such terms are defined in the employment agreement, he would be entitled to: (a) a severance payment of 36 months of base salary; (b) continued participation in our health and welfare plans for up to 24 months; and (c) all accrued but unpaid compensation. Further, under the employment agreement, if within the three (3) year period of a “change in control” (as defined in the employment agreement) either Mr. Offerman’s employment is terminated, or his title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him substantially the same compensation and benefits as if his termination was without “cause” or for “good reason”, subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code.. Pursuant to the employment agreement, Mr. Offerman is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

Discretionary Special Cash Bonus Awards

Effective as of July 29, 2019, the Committee approved discretionary special cash bonus awards for Mr. Offerman, its Chief Executive Officer, and also for Mr. Robert Knoth, its Chief Financial Officer, with respect to the fiscal year ended March 31, 2019. A cash bonus of $65,000 was awarded to Mr. Offerman and a cash bonus of $40,000 was awarded to Mr. Knoth.

The information furnished pursuant to Item 5.02 of this Current Report, including Exhibit 10.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit Number	Exhibit Title or Description
10.1	Employment Agreement between the Company and David Offerman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth
Name: Robert Knoth
Title: Chief Financial Officer
Date: July 29, 2019

EXHIBIT INDEX
Exhibit
Number	Description

10.1	Employment Agreement between the Company and David Offerman.

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